Exhibit 10.1

Armstrong World Industries, Inc.

2016 Directors Stock Unit Plan

1. Purpose

The purposes of this 2016 Directors Stock Unit Plan (the “Plan”) are to promote the growth and profitability of Armstrong World Industries, Inc. (the “Company”) by increasing the mutuality of interests between directors and the shareholders of the Company.

The Plan is a successor to the 2008 Directors Stock Unit Plan, as amended and restated (the “2008 Plan”). No additional grants will be made under the 2008 Plan after the Effective Date of this Plan. Outstanding grants under the 2008 Plan shall continue in effect according to their terms, consistent with the 2008 Plan.

2. Definitions

The following terms shall have the meanings shown:

2.1 “2008 Plan” shall have the meaning ascribed to the term in Section 1.

2.2 “Affiliate” shall mean, with respect to any Person, any other Person that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, “control” shall mean, as to any Person, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.3 “Beneficial Owner” and “Beneficially Own” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following sections shall have occurred:

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of subsection (c) below;

(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) by virtue of the consummation of a spin-off of any business line or business unit of the Company or a sale of (or similar transaction with respect to) all or substantially all of the assets that comprise a business line or business unit of the Company. The Committee may provide in a grant agreement for another definition of Change in Control, including as necessary to comply with Section 409A of the Code.

2.6 “Committee” shall mean the Nominating and Governance Committee of the Board, or any other committee designated by the Board to administer the Plan.

2.7 “Common Stock” shall mean Common Stock of the Company.

2.8 “Company” shall have the meaning ascribed to the term in Section 1.

2.9 “Deferred Payment Date” shall have the meaning set forth in Section 4.3(c).

2.10 “Dividend Equivalent” shall mean the right to receive an amount equal to any cash dividend that is paid on a share of Common Stock underlying a Unit, including regular cash dividends and extraordinary cash dividends.

2.11 “Effective Date” shall have the meaning ascribed to the term in Section 5.14.

2.12 “Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

2.13 “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or its subsidiaries.

2.14 “Participant” shall mean a Non-Employee Director to whom Units are granted under the Plan.

2.15 “Person” shall mean any individual, entity or group, including any “person” or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.

2.16 “Plan” shall have the meaning ascribed to the term in Section 1.

2.17 “Separation from Service” shall mean a “separation from service” with the Company and its subsidiaries under Section 409A of the Code.

2.18 “Unit” shall mean a right granted by the Committee pursuant to Section 4.1 to receive one share of Common Stock as of a specified date, which right may be made conditional upon continued service or the occurrence or nonoccurrence of specified events as herein provided.

3. General

3.1 Administration. The Plan may be administered by the Board or, if so delegated, to the Committee. Administration shall be delegable to the extent it does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act and provided that such delegation complies with applicable law and applicable stock exchange requirements. To the extent that the Board or Committee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or the Committee, as applicable.

(a) Committee Membership. Unless the Plan is administered by the Board, each member of the Committee shall at the time of any action under the Plan be a “Non-Employee Director” within the meaning of Rule 16b-3(b) (or any successor rule) promulgated under the Exchange Act, and to the extent any member of the Committee is not a “Non-Employee Director” within the meaning of Rule 16b-3(b) (or any successor rule) promulgated under the Exchange Act, such member shall abstain or recuse himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more “Non-Employee Directors.”

(b) Committee Authority. The Committee shall have the authority in its sole discretion from time to time: (i) to make discretionary grants of Units to eligible directors as provided herein; (ii) to prescribe such terms, conditions, limitations and restrictions, not inconsistent with the Plan, applicable to any grant as deemed appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. All such actions of the Committee shall be final, conclusive and binding upon the Participant.

(c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

3.2 Eligibility. A grant of Units under the Plan may be made to any Non-Employee Director of the Company.

3.3 Common Stock Available under the Plan.

(a) Aggregate Limitation. The aggregate number of shares of Common Stock that may be issued in connection with Units granted under the Plan shall not exceed 250,000 shares, subject to adjustments pursuant to Section 5.4.

(b) Individual Participant Limitation. For grants made on or after the Effective Date, the maximum grant date value of shares of Common Stock subject to grants of Units made to any Participant during any one calendar year, taken together with any cash fees earned by such Participant for services rendered during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such grants shall be calculated based on the grant date fair value of such grants for financial reporting purposes.

(c) Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(d) Share Counting. If and to the extent any Units granted under this Plan are forfeited, terminated, or otherwise are not paid in full, the shares reserved for such grants shall again be available for purposes of the Plan. The provisions of this Section 3.3(d) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which grants may be granted to any individual Participant under the Plan.

4. Units

4.1 Grant of Units. Each Non-Employee Director shall be granted Units under the Plan in accordance with the provisions set forth below, contingent upon his or her continued service as a director of the Company:

(a) Annual Grants. Unless the Committee determines otherwise, each year, each Non-Employee Director shall be granted a number of Units based on a formula approved by the Committee. The Committee shall establish appropriate terms and conditions for the annual grants.

(b) Pro-Rated Grants. In the case of a Non-Employee Director who is elected to the Board other than at the annual meeting of shareholders, the Committee may pro-rate the amount of the annual grant of Units awarded to such director to correspond to the period of time to be served by the Non-Employee Director between such Non-Employee Director’s election and the next annual meeting of shareholders.

(c) Discretionary Grants. Units may also be granted to eligible Non-Employee Directors at such times, in such amounts, and upon such terms and conditions as the Committee deems appropriate.

4.2 Grant Agreements. The grant of Units shall be evidenced by a written agreement executed by the Company and the Participant, stating the number of Units granted and such other terms and conditions of the grant as the Committee may from time to time determine. Units granted under the Plan shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Units, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her successors and any other person having or claiming an interest under such Units.

4.3 Standard Terms and Conditions of Units. Unless otherwise determined by the Committee, each grant of Units shall be made on the following terms and conditions, in addition to such other terms and conditions as the Committee may prescribe:

(a) Vesting. The date on which each Unit shall vest, contingent upon the Participant’s continued service as a director of the Company on such date, shall be the first to occur of:

(i) The date of the next annual shareholders meeting;

(ii) The date on which the Participant has a Separation from Service on account of death or total and permanent disability of the Participant (as determined by the Committee); or

(iii) The date of a Change in Control.

(b) Payment Date. Each vested Unit shall be paid upon vesting of the Units in accordance with Section 4.3(d) below, unless the Participant has made an effective deferral election in accordance with Section 4.3(c) below.

(c) Deferral Elections. A Participant may elect to defer payment of vested Units that will be granted in a designated year, consistent with the requirements of Section 409A of the Code. The deferral election may provide for payment upon the first to occur of (i) the date of the Participant’s Separation from Service for any reason other than cause (as determined by the Committee) or (ii) a Change in Control that meets the requirements of a “a change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets,” of the Company under Section 409A of the Code. The first to occur of (i) or (ii) is referred to as the “Deferred Payment Date.” Any election to defer payment of Units must be made in writing in a form approved by the Committee and must be made prior to January 1 of the calendar year in which the Units are to be granted to the Participant, or as otherwise permitted under Section 409A of the Code. The Company shall create a bookkeeping account for each Participant who defers Units, and shall credit the Participant’s deferred Units to such bookkeeping account.

(d) Time and Form of Payment. Vested Units shall be paid in the form of shares of Common Stock, with one share of Common Stock delivered for each vested Unit, within 60 days after the date of vesting in accordance with Section 4.3(b) or within 60 days after the Deferred Payment Date in accordance with Section 4.3(c), as applicable.

(e) Forfeiture of Units. Upon the effective date of a Separation from Service for cause, as determined by the Committee, all Units that have not been paid, whether or not vested, shall immediately be forfeited to the Company without consideration or further action being required of the Company or the Participant. Upon the effective date of a Separation from Service for any reason other than cause, as determined by the Committee, all unvested Units (other than those that vest in accordance with Section 4.4(a)(ii)) shall immediately be forfeited to the Company without consideration and without further action being required of the Company or the Participant.

(f) Dividend Equivalents. If an award of Units is outstanding as of the record date for determining the shareholders of the Company entitled to receive a cash dividend on its outstanding shares of Common Stock, each Participant shall be entitled to be credited with Dividend Equivalents with respect to the Participant’s outstanding Units. Dividend Equivalents will accrue as of the date of the dividend payment and, if applicable, will be credited to a bookkeeping account established by the Company for the Participant. Dividend Equivalents on unvested Units will accrue and be paid in cash within 60 days after the date of vesting of the underlying Units. Dividend Equivalents on vested Units that have been deferred will be paid in cash on the payment date for the applicable dividend. If and to the extent that the underlying Units are forfeited, all related accrued Dividend Equivalents shall also be forfeited. No interest shall accrue on Dividend Equivalents.

4.4 Optional Terms and Conditions of Units. To the extent not inconsistent with the Plan, the Committee may prescribe such terms and conditions applicable to any grant of Units as it may in its discretion determine, notwithstanding the provisions of Section 4.3. The Committee shall have discretion to accelerate vesting of Units in such circumstances as the Committee deems appropriate.

4.5 Transfer Restriction. No Unit shall be assignable or transferable by another than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile at the time of death.

4.6 Continued Service as an Employee. Unless the Committee determines otherwise, if a Participant ceases serving as a director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased service for purposes of the Plan at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service for purposes of the Plan; provided, however, that such service shall cease as of the date of a Separation from Service, and such former director will not be eligible for additional grants of Units under the Plan while he or she is an employee of the Company or a subsidiary.

5. Miscellaneous

5.1 No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the service as a director of the Company or an employee of the Company or any of its subsidiaries, nor shall it affect any right that the Company or its shareholders may have to elect or remove directors or hire or fire any employees.

5.2 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

5.3 No Rights as Shareholders. Recipients of grants under the Plan shall have no rights as shareholders of the Company with respect thereto until shares of Common Stock are delivered in payment therefor.

5.4 Adjustments of Stock. Units granted under the Plan and any agreements evidencing such grants, the maximum number of shares of Common Stock that may be issued under the Plan as stated in Section 3.3(a) and the maximum number of shares of Common Stock with respect to which grants may be made to any one Participant as stated in Section 3.3(b) shall be subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Units or as otherwise determined by the Committee to be equitable:

(i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Units, or

(ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

The adjustments of grants under this Section 5.4 shall include adjustment of shares or other terms and conditions, as appropriate. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

5.5 Amendment or Termination of the Plan.

(a) Amendment. The Board may from time to time amend the Plan as it may deem advisable; provided, however, that approval of the shareholders of the Company will be required if such approval is required in order to comply with applicable law or stock exchange requirements. An amendment of this Plan will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding grants. The Committee may amend any outstanding grants under this Plan, provided the grants, as amended, contain only such terms and conditions as would be permitted or required for a new grant under this Plan.

(b) Termination. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to outstanding grants.

5.6 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

5.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any grant. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5.8 Company Policies. All Units granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time. Unless the Committee determines otherwise, Non-Employee Directors must hold a portion of the net after-tax shares received upon payment of Units under this Plan until the applicable stock ownership guidelines are met, in accordance with the Company’s stock ownership policy applicable to Non-Employee Directors.

5.9 Requirements for Issuance of Shares. No Common Stock shall be issued in connection with any grant hereunder unless and until all legal requirements applicable to the issuance of such Common Stock have been complied with to the satisfaction of the Committee.

The Committee shall have the right to condition any grant to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Common Stock covered by a grant until shares have been issued to the Participant.

5.10 Compliance with Law. The Plan and the obligations of the Company to issue or transfer shares of Common Stock in accordance with grants under the Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any legal requirement of Section 16 of the Exchange Act ceases to be required under Section 16 of the Exchange Act, that Plan provision shall cease to apply. The Committee may revoke any grant under the Plan if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may also, in its sole discretion, agree to limit its authority under this Section.

5.11 Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (a) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including grants to persons who become Non-Employee Directors of the Company, or for other proper corporate purposes, or (b) limit the right of the Company to make stock-based awards outside of this Plan. The terms and conditions of the grants hereunder may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

5.12 Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All grants shall be construed and administered such that the grant either (a) qualifies for an exemption from the requirements of Section 409A of the Code or (b) satisfies the requirements of Section 409A of the Code. If a grant is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, including, if required by Section 409A, the six-month delay applicable to payments to specified employees upon Separation from Service, (ii) payments to be made upon a termination of service shall only be made upon a Separation from Service under Section 409A of the Code, (iii) unless the grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

5.13 Governing Law. This Plan, grants hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).

5.14 Effective Date. The Plan shall be effective as of July 8, 2016, subject to shareholder approval of the Plan (the “Effective Date”).